UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On December 5, 2012, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) announced that, since inception, it has acquired 22 properties at an aggregate purchase price of approximately $243.0 million (exclusive of closing costs), including eight grocery-anchored shopping centers purchased at an aggregate purchase price of $104.7 million (exclusive of closing costs) since July 1, 2012. As of December 4, 2012, the Company’s current portfolio is approximately 38.9% leveraged. The Company also announced that it has placed approximately $221.0 million of possible acquisitions under contract.

A copy of the press release announcing the Company’s acquisitions to date and its placement of $221.0  million of possible acquisitions under contract is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1     Press Release dated December 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: December 5, 2012	By:	/s/ R. Mark Addy
R. Mark Addy
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

Ex. 99.1	Press Release dated December 5, 2012